Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.mmc.com
Exhibit 99.1
NEWS RELEASE
MARSH & McLENNAN REPORTS THIRD QUARTER 2019 RESULTS
Third Quarter Revenue Growth of 13%; Underlying Revenue Growth of 5%
Third Quarter GAAP EPS of $0.59; Adjusted EPS of $0.77
Nine Months Revenue Growth of 10%; Underlying Revenue Growth of 4%
Nine Months GAAP Operating Income Declines 3%; Adjusted Operating Income Grows 13%
NEW YORK, October 29, 2019 — Marsh & McLennan Companies, Inc. (NYSE: MMC), the world’s leading professional services firm in the areas of risk, strategy and people, today reported financial results for the third quarter ended September 30, 2019.
Dan Glaser, President and CEO, said: "We are pleased with our third quarter results, which reflect excellent performance across the Company. In the quarter, we produced 13% revenue growth, 5% underlying revenue growth including growth across both segments, and 10% adjusted operating income growth. For the nine months of 2019, we achieved 4% underlying revenue growth, adjusted operating income grew 13%, and the adjusted operating margin increased 110 basis points to 22.0%."
"Our year-to-date results position us well for a solid year," concluded Mr. Glaser.
Consolidated Results
Consolidated revenue in the third quarter of 2019 was $4.0 billion, an increase of 13% compared with the third quarter of 2018. Underlying revenue grew 5% compared to a year ago. Underlying revenue growth is calculated as if Marsh & McLennan and Jardine Lloyd Thompson were a combined company a year ago, but excludes the impact of currency and other acquisitions, dispositions, and transfers among businesses. Operating income was $467 million compared with $541 million in the prior year. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 10% to $585 million. Net income attributable to the Company was $303 million, or $0.59 per diluted share, compared with $0.54 in the third quarter of 2018. Adjusted earnings per share decreased 1% to $0.77 compared with $0.78 for the prior year period.
For the nine months ended September 30, 2019, consolidated revenue was $12.4 billion, an increase of 10%, or 4% on an underlying basis. Operating income was $2.1 billion, while adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 13% to $2.5 billion. Net income attributable to the Company was $1.4 billion. Fully diluted earnings per share was $2.64 compared with $2.93 in the first nine months of 2018. Adjusted earnings per share increased 6% to $3.47 compared with $3.26 for the comparable period in 2018.
Risk & Insurance Services
Risk & Insurance Services revenue was $2.2 billion in the third quarter of 2019, an increase of 18%, or 6% on an underlying basis. Operating income was $218 million compared to $293 million in the third quarter of 2018. Adjusted operating income was $313 million, an increase of 11% compared with $283 million in the prior year period. For the nine months ended September 30, 2019, revenue was $7.2 billion, an increase of 14%, or 4% on an underlying basis. Operating income declined 1% to $1.5 billion, and adjusted operating income rose 12% to $1.7 billion.
Marsh's revenue in the third quarter was $1.9 billion, an increase of 5% on an underlying basis. In U.S./Canada, underlying revenue rose 6%. International operations produced underlying revenue growth of 3%, reflecting 7% underlying revenue growth in Asia Pacific, 2% in EMEA and a decline of 1% in Latin America. For the nine months ended September 30, 2019, Marsh’s underlying revenue growth was 4%.
Guy Carpenter's revenue in the third quarter was $273 million, an increase of 11% on an underlying basis. For the nine months ended September 30, 2019, Guy Carpenter’s underlying revenue growth was 4%.
Consulting
Consulting revenue in the third quarter was $1.8 billion, an increase of 8%, or 4% on an underlying basis. Operating income increased 9% to $317 million, and adjusted operating income increased 9% to $320 million. For the first nine months of 2019, revenue was $5.3 billion, an increase of 6%, or 4% on an underlying basis. Operating income of $874 million increased 9%, and adjusted operating income increased 13% to $916 million.
Mercer's revenue was $1.3 billion in the third quarter, an increase of 3% on an underlying basis. Health, with revenue of $441 million, was up 7% on an underlying basis. Career revenue of $247 million increased 5% on an underlying basis, and Wealth revenue of $592 million was flat on an underlying basis. For the nine months ended September 30, 2019, Mercer’s revenue was $3.7 billion, an increase of 2% on an underlying basis.
Oliver Wyman’s revenue was $505 million in the third quarter, an increase of 7% on an underlying basis. For the first nine months ended September 30, 2019, Oliver Wyman’s revenue was $1.6 billion, up 9% on an underlying basis.
Other Items
The Company repurchased 2.1 million shares of its common stock for $200 million in the third quarter. Through nine months, the Company has repurchased 3.1 million shares for $300 million.
During the third quarter, the Company repaid $300 million of senior notes.

Conference Call
A conference call to discuss third quarter 2019 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 888 204 4368. Callers from outside the United States should dial +1 323 794 2423. The access code for both numbers is 3870718. The live audio webcast will be accessible at mmc.com, and a replay will be available approximately two hours after the event.
About Marsh & McLennan Companies
Marsh & McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The Company’s 75,000 colleagues advise clients in over 130 countries. With annualized revenue approaching $17 billion, Marsh & McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading businesses. Marsh advises individual and commercial clients of all sizes on insurance broking and innovative risk management solutions. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations meet the health, wealth and career needs of a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit mmc.com, follow us on LinkedIn and Twitter @mmc_global or subscribe to BRINK.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:

•	our ability to successfully integrate or achieve the intended benefits of the acquisition of JLT;

•	the impact of any investigations, reviews, or other activity by regulatory or law enforcement authorities, including the ongoing investigation by the European Commission competition authority;

•
our organization's ability to maintain adequate safeguards to protect the security of our information systems and confidential, personal or proprietary information, particularly given the large volume of our vendor network and the need to identify and patch software vulnerabilities, including those in the existing JLT information systems;

•
our ability to maintain our credit ratings and repay our outstanding long-term debt in a timely manner and on favorable terms, including approximately $6.8 billion issued in connection with the acquisition of JLT;

•	the impact from lawsuits, other contingent liabilities and loss contingencies arising from errors and omissions, breach of fiduciary duty or other claims against us;

•	our ability to compete effectively and adapt to changes in the competitive environment, including to respond to disintermediation, digital disruption and other types of innovation;

•
the impact of macroeconomic, political, regulatory or market conditions on us, our clients and the industries in which we operate, including the impact and uncertainty around Brexit or the inability to collect on our receivables;

•
the financial and operational impact of complying with laws and regulations where we operate and the risks of noncompliance with such laws, including cybersecurity and data privacy regulations such as the E.U.’s General Data Protection Regulation, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and trade sanctions regimes;

•	the regulatory, contractual and reputational risks that arise based on insurance placement activities and various broker revenue streams;

•
our ability to manage risks associated with our investment management and related services business, including potential conflicts of interest between investment consulting and fiduciary management services;

•	our ability to successfully recover if we experience a business continuity problem due to cyberattack, natural disaster or otherwise; and

•	the impact of changes in tax laws, guidance and interpretations, including certain provisions of the U.S. Tax Cuts and Jobs Act, or disagreements with tax authorities.
The factors identified above are not exhaustive. Marsh & McLennan Companies and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$3,968	$3,504	$12,388	$11,238

Expense:
Compensation and Benefits	2,437	2,083	7,256	6,442
Other Operating Expenses	1,064	880	3,047	2,656
Operating Expenses	3,501	2,963	10,303	9,098
Operating Income	467	541	2,085	2,140
Other Net Benefit Credits	69	63	203	194
Interest Income	4	2	34	8
Interest Expense	(133)	(69)	(394)	(198)
Cost of Early Extinguishment of Debt	—	—	(32)	—
Investment Income (Loss)	7	(52)	20	(24)
Acquisition Related Derivative Contracts	—	(100)	(8)	(100)
Income Before Income Taxes	414	385	1,908	2,020
Income Tax Expense	108	106	531	509
Net Income Before Non-Controlling Interests	306	279	1,377	1,511
Less: Net Income Attributable to Non-Controlling Interests	3	3	26	14
Net Income Attributable to the Company	$303	$276	$1,351	$1,497
Net Income Per Share Attributable to the Company:
- Basic	$0.60	$0.55	$2.67	$2.96
- Diluted	$0.59	$0.54	$2.64	$2.93
Average Number of Shares Outstanding
- Basic	506	504	506	506
- Diluted	511	510	511	512
Shares Outstanding at September 30	505	504	505	504

JLT’s results of operations for the three months ended September 30, 2019 are included in the Company’s results of operations for the three-month period ended September 30, 2019. JLT's results of operations from April 1, 2019 through September 30, 2019 are included in the Company's results of operations for the nine-month period ended September 30, 2019. Prior periods in 2018 do not include JLT’s results.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended September 30
(Millions) (Unaudited)
The Company conducts business in more than 130 countries. As a result, foreign exchange rate movements may impact period-to-period comparisons of revenue. Similarly, certain other items such as the revenue impact of acquisitions and dispositions, including transfers among businesses, may impact period-to-period comparisons of revenue. Underlying revenue measures the change in revenue from one period to the next by isolating these impacts.
The calculation of underlying revenue growth for the three and nine months ended September 30, 2019 includes the results of JLT. The column "2018 Including JLT" includes JLT's prior year third quarter revenue (See reconciliation of non-GAAP measures on page 14).

						Components of Revenue Change Including JLT*
	Three Months Ended September 30,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2019	2018
Risk and Insurance Services
Marsh	$1,902	$1,630	17%	$1,889	1%	(1)%	(2)%	5%
Guy Carpenter	273	215	27%	248	10%	—	(1)%	11%
Subtotal	2,175	1,845	18%	2,137	2%	(1)%	(2)%	5%
Fiduciary Interest Income	31	18		23
Total Risk and Insurance Services	2,206	1,863	18%	2,160	2%	(1)%	(2)%	6%
Consulting
Mercer	1,280	1,175	9%	1,261	2%	(2)%	—	3%
Oliver Wyman	505	481	5%	481	5%	(1)%	—	7%
Total Consulting	1,785	1,656	8%	1,742	3%	(2)%	—	4%
Corporate/Eliminations	(23)	(15)		(15)
Total Revenue	$3,968	$3,504	13%	$3,887	2%	(1)%	(1)%	5%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

						Components of Revenue Change Including JLT*
	Three Months Ended September 30,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2019	2018
Marsh:
EMEA	$536	$441	22%	$550	(2)%	(2)%	(2)%	2%
Asia Pacific	242	167	45%	240	1%	(2)%	(4)%	7%
Latin America	110	96	14%	132	(17)%	(5)%	(11)%	(1)%
Total International	888	704	26%	922	(4)%	(3)%	(4)%	3%
U.S./Canada	1,014	926	10%	967	5%	—	(1)%	6%
Total Marsh	$1,902	$1,630	17%	$1,889	1%	(1)%	(2)%	5%
Mercer:
Wealth	592	525	13%	592	—	(3)%	2%	—
Health	441	415	7%	432	2%	(1)%	(3)%	7%
Career	247	235	5%	237	5%	(2)%	1%	5%
Total Mercer	$1,280	$1,175	9%	$1,261	2%	(2)%	—	3%

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Nine Months Ended September 30
(Millions) (Unaudited)
The Company conducts business in more than 130 countries. As a result, foreign exchange rate movements may impact period-to-period comparisons of revenue. Similarly, certain other items such as the revenue impact of acquisitions and dispositions, including transfers among businesses, may impact period-to-period comparisons of revenue. Underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

The calculation of underlying revenue growth for the three and nine months ended September 30, 2019 includes the results of JLT. The column "2018 Including JLT" includes JLT's prior year revenue beginning April 1, 2018 (See reconciliation of non-GAAP measures on page 14). The decrease in revenue due to the disposal of JLT's aerospace business in the second quarter of 2019 is reflected in the acquisitions/dispositions column. All other acquisitions/dispositions activity is included in the acquisitions/dispositions column.

						Components of Revenue Change Including JLT*
	Nine Months Ended September 30,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/Other Impact	Underlying Revenue
	2019	2018
Risk and Insurance Services
Marsh	$5,795	$5,073	14%	$5,684	2%	(2)%	—	4%
Guy Carpenter	1,328	1,184	12%	1,292	3%	(1)%	—	4%
Subtotal	7,123	6,257	14%	6,976	2%	(2)%	—	4%
Fiduciary Interest Income	80	46		54
Total Risk and Insurance Services	7,203	6,303	14%	7,030	2%	(2)%	—	4%
Consulting
Mercer	3,695	3,504	5%	3,677	—	(3)%	1%	2%
Oliver Wyman	1,563	1,470	6%	1,470	6%	(2)%	—	9%
Total Consulting	5,258	4,974	6%	5,147	2%	(3)%	1%	4%
Corporate/Eliminations	(73)	(39)		(39)
Total Revenue	$12,388	$11,238	10%	$12,138	2%	(2)%	1%	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

						Components of Revenue Change Including JLT*
	Nine Months Ended September 30,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/Other Impact	Underlying Revenue
	2019	2018
Marsh:
EMEA	$1,821	$1,610	13%	$1,871	(3)%	(4)%	—	2%
Asia Pacific	698	514	36%	697	—	(4)%	(3)%	7%
Latin America	304	279	9%	350	(13)%	(8)%	(8)%	3%
Total International	2,823	2,403	17%	2,918	(3)%	(5)%	(2)%	3%
U.S./Canada	2,972	2,670	11%	2,766	7%	—	3%	5%
Total Marsh	$5,795	$5,073	14%	$5,684	2%	(2)%	—	4%
Mercer:
Wealth	1,748	1,642	6%	1,776	(2)%	(4)%	3%	(1)%
Health	1,341	1,286	4%	1,322	1%	(2)%	(1)%	4%
Career	606	576	5%	579	5%	(3)%	3%	5%
Total Mercer	$3,695	$3,504	5%	$3,677	—	(3)%	1%	2%

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Actual as Reported
Three Months Ended September 30
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as "GAAP" or "reported" results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three and nine months ended September 30, 2019 and 2018. The following tables also present adjusted operating margin. In 2019, the Company changed its methodology for calculating adjusted operating margin due to the significant amount of identified intangible asset amortization related to the JLT Transaction, on April 1, 2019. For the three and nine months ended September 30, 2019 and 2018, adjusted operating margin is calculated by dividing the sum of adjusted operating income plus identified intangible asset amortization by consolidated or segment adjusted revenue.

The information presented below represents the actual as reported results for the three months ended September 30, 2019 and 2018. Results for the three months ended September 30, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended September 30, 2019
Operating income (loss)	$218	$317	$(68)	$467
Operating margin	9.9%	17.7%	N/A	11.8%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	—	10	2	12
Changes in contingent consideration (b)	5	1	—	6
JLT integration and restructuring costs (c)	58	5	14	77
JLT acquisition-related costs (d)	16	1	4	21
Disposal of businesses (e)	13	(14)	—	(1)
Other	3	—	—	3
Operating income adjustments	95	3	20	118
Adjusted operating income (loss)	$313	$320	$(48)	$585
Total identified intangible amortization expense	$73	$11	$—	$84
Adjusted operating margin	17.4%	18.7%	N/A	16.9%

As Reported Results
Three Months Ended September 30, 2018
Operating income (loss), as reported	$293	$291	$(43)	$541
Operating margin	15.7%	17.6%	N/A	15.5%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	29	—	2	31
Changes in contingent consideration (b)	7	2	—	9
Disposal of business (f)	(46)	—	—	(46)
Operating income adjustments	(10)	2	2	(6)
Adjusted operating income (loss)	$283	$293	$(41)	$535
Total identified intangible amortization expense	$39	$8	$—	$47
Adjusted operating margin	17.7%	18.2%	N/A	16.8%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Consulting in 2019 reflects severance related to the Mercer restructuring program. Risk & Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Includes costs incurred for staff reductions, lease related exit costs as well as legal and consulting costs related to the integration.
(d) Reflects retention costs in the Risk & Insurance Services and Consulting segments and legal fees at corporate related to the closing of the JLT Transaction.
(e) Reflects the loss on the sale of a U.S. Specialty business at Marsh and a gain on the sale of Mercer's stand-alone U.S. large market health and defined benefit administration business, which are both included in revenue. These amounts are removed from GAAP revenue in the calculation of adjusted operating income.

(f) Relates to a gain on the disposal of a risk management software and services business unit of Marsh. The $46 million gain is removed from GAAP revenue in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Actual as Reported
Nine Months Ended September 30
(Millions) (Unaudited)
The information presented below represents the actual as reported data for the nine months ended September 30, 2019 and 2018. Results for the nine months ended September 30, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Nine Months Ended September 30, 2019
Operating income (loss)	$1,468	$874	$(257)	$2,085
Operating margin	20.4%	16.6%	N/A	16.8%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	6	43	7	56
Changes in contingent consideration (b)	24	2	—	26
JLT integration and restructuring costs (c)	134	10	48	192
JLT acquisition-related costs (d)	81	1	51	133
Disposal of businesses (e)	13	(14)	—	(1)
Other	3	—	1	4
Operating income adjustments	261	42	107	410
Adjusted operating income (loss)	$1,729	$916	$(150)	$2,495
Total identified intangible amortization expense	$194	$41	$—	$235
Adjusted operating margin	26.6%	18.3%	N/A	22.0%

As Reported Results
Nine Months Ended September 30, 2018
Operating income (loss), as reported	$1,481	$805	$(146)	$2,140
Operating margin	23.5%	16.2%	N/A	19.1%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	87	1	7	95
Changes in contingent consideration (b)	16	3	—	19
Disposal of business (f)	(46)	—	—	(46)
Other	—	(1)	—	(1)
Operating income adjustments	57	3	7	67
Adjusted operating income (loss)	$1,538	$808	$(139)	$2,207
Total identified intangible amortization expense	$111	$24	$—	$135
Adjusted operating margin	26.4%	16.7%	N/A	20.9%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Consulting in 2019 reflects severance related to the Mercer restructuring program. Risk & Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Includes costs incurred for staff reductions, lease related exit costs as well as consulting costs related to the integration.
(d) Includes advisor fees and stamp duty taxes related to the closing of the JLT Transaction and retention costs. Also includes the loss on the sale of JLT's aerospace business, which is included in revenue. This loss is removed from GAAP revenue in the calculation of adjusted operating income.

(e) Reflects the loss on the sale of a U.S. Specialty business at Marsh and a gain on the sale of Mercer's stand-alone U.S. large market health and defined benefit administration business, which are both included in revenue. These amounts are removed from GAAP revenue in the calculation of adjusted operating income.

(f) Relates to a gain on the disposal of a risk management software and services business unit of Marsh. The $46 million gain is removed from GAAP revenue in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Nine Months Ended September 30
(Millions) (Unaudited)

Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments set forth in the preceding tables and investments gains or losses related to the impact of mark-to-market adjustments on certain equity securities and adjustments to provisional 2017 tax estimates. Adjustments also include JLT acquisition related items, including change in fair value of derivative contracts, financing costs and interest income on funds held in escrow. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC's average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and nine months ended September 30, 2019 and 2018. Results for the three and nine months ended September 30, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$306			$279
Less: Non-controlling interest, net of tax		3			3
Subtotal		$303	$0.59		$276	$0.54
Operating income adjustments	$118			$(6)
Investments adjustment (a)	(4)			55
Pension settlement adjustment	(2)			—
Change in fair value of acquisition related derivative contracts (b)	—			100
Financing costs (c)	—			3
Impact of income taxes on above items	(23)			(16)
Adjustments to provisional 2017 tax estimates (e)	—			(14)
		89	0.18		122	0.24
Adjusted income, net of tax		$392	$0.77		$398	$0.78

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$1,377			$1,511
Less: Non-controlling interest, net of tax		26			14
Subtotal		$1,351	$2.64		$1,497	$2.93
Operating income adjustments	$410			$67
Investments adjustment (a)	(10)			37
Pension settlement adjustment	(2)			—
Change in fair value of acquisition related derivative contracts (b)	8			100
Financing costs (c)	53			3
Interest on funds held in escrow (d)	(25)			—
Early extinguishment of debt	32			—
Impact of income taxes on above items	(45)			(26)
Adjustments to provisional 2017 tax estimates (e)	—			(11)
		421	0.83		170	0.33
Adjusted income, net of tax		$1,772	$3.47		$1,667	$3.26

(a) The Company recorded mark-to-market gains of $4 million and gains of $25 million for the three month period and gains of $10 million and gains of $43 million for the nine month period ended September 30, 2019 and September 30, 2018, respectively, which are included in investment income in the consolidated statements of income.

In 2018, the Company had an investment in Alexander Forbes (“AF”), which is accounted for using the equity method. Based on the extent of and duration over which the shares traded below the Company’s carrying value, the Company determined the decline was other than temporary and during the third quarter of 2018, recorded a charge of $81 million in investment gain or loss.

(b) Reflects the change in fair value of derivatives that were not redesignated as accounting hedges following the JLT acquisition, a deal contingent foreign exchange contract and derivative contracts related to debt issuances.

(c) Reflects interest expense on debt issuances and amortization of bridge financing fees related to the acquisition of JLT (prior to April 1, 2019).
(d) Interest income earned on funds held in escrow related to the JLT acquisition (prior to April 1, 2019).
(e) Reflects adjustments to provisional 2017 year-end estimates of transition taxes and U.S. deferred tax assets and liabilities from U.S. tax reform.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Nine Months Ended September 30
(Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Consolidated
Compensation and Benefits	$2,437	$2,083	$7,256	$6,442
Other Operating Expenses	1,064	880	3,047	2,656
Total Expenses	$3,501	$2,963	$10,303	$9,098

Depreciation and amortization expense	$85	$77	$245	$236
Identified intangible amortization expense	84	47	235	135
Total	$169	$124	$480	$371

Stock option expense	$4	$3	$23	$20

Risk and Insurance Services
Compensation and Benefits	$1,373	$1,103	$4,012	$3,416
Other Operating Expenses	615	467	1,723	1,406
Total Expenses	$1,988	$1,570	$5,735	$4,822

Depreciation and amortization expense	$43	$36	$114	$108
Identified intangible amortization expense	73	39	194	111
Total	$116	$75	$308	$219

Consulting
Compensation and Benefits	$967	$895	$2,932	$2,753
Other Operating Expenses	501	470	1,452	1,416
Total Expenses	$1,468	$1,365	$4,384	$4,169

Depreciation and amortization expense	$24	$23	$75	$74
Identified intangible amortization expense	11	8	41	24
Total	$35	$31	$116	$98

JLT’s results of operations for the three months ended September 30, 2019 are included in the Company’s results of operations for the three-month period ended September 30, 2019. JLT's results of operations from April 1, 2019 through September 30, 2019 are included in the Company's results of operations for the nine-month period ended September 30, 2019. Prior periods in 2018 do not include JLT’s results.

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,213	$1,066
Net receivables	5,198	4,317
Other current assets	645	551
Total current assets	7,056	5,934

Goodwill and intangible assets	17,155	11,036
Fixed assets, net	816	701
Pension related assets	1,857	1,688
Right of use assets	1,957	—
Deferred tax assets	603	680
Other assets	1,653	1,539
TOTAL ASSETS	$31,097	$21,578

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,139	$314
Accounts payable and accrued liabilities	2,479	2,234
Accrued compensation and employee benefits	1,762	1,778
Acquisition related derivatives	—	441
Current lease liabilities	341	—
Accrued income taxes	251	157
Dividends payable	232	—
Total current liabilities	6,204	4,924

Fiduciary liabilities	7,547	5,001
Less - cash and investments held in a fiduciary capacity	(7,547)	(5,001)
	—	—
Long-term debt	11,429	5,510
Pension, post-retirement and post-employment benefits	1,998	1,911
Long-term lease liabilities	1,957	—
Liabilities for errors and omissions	324	287
Other liabilities	1,388	1,362

Total equity	7,797	7,584
TOTAL LIABILITIES AND EQUITY	$31,097	$21,578

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating cash flows:
Net income before non-controlling interests	$1,377	$1,511
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization of fixed assets and capitalized software	245	236
Amortization of intangible assets	235	135
Non cash lease expense	236	—
Adjustments and payments related to contingent consideration liability	(9)	(10)
Charge for early extinguishment of debt	32	—
Provision for deferred income taxes	95	66
Loss (gain) on investments	(20)	24
Loss (gain) on disposition of assets	36	(53)
Share-based compensation expense	184	146
Change in fair value of acquisition-related derivative contracts	8	100
Changes in assets and liabilities:
Net receivables	(84)	(210)
Other current assets	30	19
Other assets	(59)	(51)
Accounts payable and accrued liabilities	(126)	(3)
Accrued compensation and employee benefits	(281)	(312)
Accrued income taxes	120	(13)
Contributions to pension and other benefit plans in excess of current year expense/credit	(269)	(250)
Other liabilities	(149)	11
Operating lease liabilities	(240)	—
Effect of exchange rate changes	(70)	(27)
Net cash provided by operations	1,291	1,319
Financing cash flows:
Purchase of treasury shares	(300)	(675)
Net increase in commercial paper	325	75
Net increase in short term borrowings	300	—
Proceeds from issuance of debt	6,459	592
Repayments of debt	(760)	(10)
Acquisition-related derivative payments	(337)	—
Payment of bridge loan fees	—	(24)
Payments for early extinguishment of debt	(585)	—
Purchase of non-controlling interests	(75)	—
Shares withheld for taxes on vested units – treasury shares	(89)	(62)
Issuance of common stock from treasury shares	132	72
Payments of deferred and contingent consideration for acquisitions	(60)	(106)
Distributions of non-controlling interests	(18)	(15)
Dividends paid	(655)	(594)
Net cash provided by (used for) financing activities	4,337	(747)
Investing cash flows:
Capital expenditures	(284)	(222)
Sales (Purchases) of long-term investments	193	(1)
Purchase of equity investment	(91)	—
Proceeds from sales of fixed assets	4	3
Dispositions	225	5
Acquisitions	(5,500)	(536)
Other, net	(51)	(1)
Net cash used for investing activities	(5,504)	(752)
Effect of exchange rate changes on cash and cash equivalents	23	(74)
Increase (decrease) in cash and cash equivalents	147	(254)
Cash and cash equivalents at beginning of period	1,066	1,205
Cash and cash equivalents at end of period	$1,213	$951

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - 2018 Revenue Including JLT
Three and Nine Months Ended September 30, 2018
(Millions) (Unaudited)
On April 1, 2019, the Company completed its previously announced acquisition of Jardine Lloyd Thompson Group, plc. JLT results of operations for the three months ended September 30, 2019 are included in the Company’s results of operations for the third quarter of 2019. Prior periods in 2018 do not include JLT’s results. Prior to being acquired by the Company, JLT operated in three segments, Specialty, Reinsurance and Employee Benefits. As of April 1, 2019, the historical JLT businesses were combined into MMC operations as follows: JLT Specialty was included by geography within Marsh, JLT Reinsurance was included within Guy Carpenter and the majority of the JLT Employee Benefits business was included in Mercer Health and Wealth.
The JLT Transaction had a significant impact on the Company’s results of operations in 2019. The Company believes that in addition to the change in reported GAAP revenue, a comparison of 2019 revenue to the combined 2018 revenue of MMC and JLT would provide investors useful information about the year-over-year results.
The table below sets forth revenue information as if the companies were combined on April 1, 2018. Consistent with consolidated revenue in 2019, the nine months ended September 30, 2018 does not include JLT revenue for the period from January 1 to March 31, 2018. JLT 2018 revenue information is derived from the "JLT Supplemental Information - Revenue Analysis" furnished to the SEC on June 6, 2019 on Form 8-K and includes the revenue from JLT’s aerospace business. Please see the notes to the supplemental information on that Form 8-K for additional information.

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
MMC As Previously Reported
Risk & Insurance Services
Marsh	$1,630	$5,073
Guy Carpenter	215	1,184
Subtotal	1,845	6,257
Fiduciary Interest Income	18	46
Total Risk & Insurance Services	1,863	6,303
Consulting
Mercer	1,175	3,504
Oliver Wyman	481	1,470
Total Consulting	1,656	4,974
Corporate/Eliminations	(15)	(39)
Total Revenue	$3,504	$11,238

JLT 2018
Specialty (Marsh)	$259	$611
Reinsurance (Guy Carpenter)	33	108
Employee Benefits (Mercer)	86	173
Subtotal	378	892
Fiduciary Interest Income	5	8
Total Revenue	$383	$900

2018 Including JLT
Marsh	$1,889	$5,684
Guy Carpenter	248	1,292
Subtotal	2,137	6,976
Fiduciary Interest Income	23	54
Total Risk & Insurance Services	2,160	7,030
Consulting
Mercer	1,261	3,677
Oliver Wyman	481	1,470
Total Consulting	1,742	5,147
Corporate/Eliminations	(15)	(39)
Total Revenue	$3,887	$12,138